UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2006


                               NUTRITION 21, INC.

             (Exact name of registrant as specified in its charter)

----------------------------    -----------------------    ---------------------
            New York                    0-14983                11-2653613
----------------------------    -----------------------    ---------------------
(State or Other Jurisdiction    (Commission file Number)      (IRS Employer
    of Incorporation)                                       Identification No.)
----------------------------    -----------------------    ---------------------


4 Manhattanville Road, Purchase, New York                        10577
  (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: (914) 701-4500

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2006, Nutrition 21, Inc. issued a press release announcing its financial results for the fiscal quarter ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) The following items are filed as exhibits to this report:

99.1 Press release, dated February 14, 2006, issued by Nutrition 21, Inc.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                         Nutrition 21, Inc.
                                         (Registrant)


Date:  February 14, 2006                 By:/s/ Paul Intlekofer
                                            -------------------
                                                Paul Intlekofer
                                                Chief Operating Officer & CFO

                                INDEX TO EXHIBITS


EXHIBITNO.        DESCRIPTION

99.1              Press release dated February 14, 2006

       NUTRITION 21 REPORTS RESULTS FOR THE SECOND QUARTER OF FISCAL 2006


PURCHASE, N.Y., February 14, 2006 - Nutrition 21, Inc. (NASDAQ: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today reported financial results for the second quarter ended December 31, 2005.

Net sales, which consist primarily of nutritional product sales, were $2.0 million in the second quarter of fiscal 2006, as compared to $2.6 million for the same period last year. Other revenues for the second quarter were $0.1 million, compared to $1.0 million for the same period a year ago. A $1.0 million non-refundable payment which the Company received last year did not recur in the current period. Total revenues for the second quarter were $2.1 million compared to $3.6 million for the same period last year. Net loss for the quarter was $3.1 million, or ($0.08) per diluted share, compared to a net loss of $0.3 million, or ($0.01) per diluted share, in the second quarter of fiscal 2005.

Net sales for the six months ended December 31, 2005 were $5.5 million, compared to $5.3 million for the same period last year. Other revenues for the six months ended December 31, 2005, were $0.2 million compared to $1.1 million in the same period a year ago. A $1.0 million non-refundable payment which the Company received last year did not recur in the current period. Total revenues for the six months ended December 31, 2005 were $5.7 million, compared to $6.4 million for the same period last year. Net loss for fiscal 2006 was $4.2 million, or ($0.11) per diluted share, compared to a net loss of $1.5 million, or ($0.04) per diluted share, for the same period in the prior year.

Paul Intlekofer, COO and CFO of Nutrition 21, said "The net loss for the quarter reflects recent management changes and the continuing shift of our resources to support the sale of our proprietary Chromax(R) and Diachrome(R) branded products directly to retailers. Our major clinical investments for Chromax and Diachrome have impressed healthcare professionals and retailers. Our initial efforts in this direction have been validated by a commitment we have received from Rite Aid."

"Increasing public awareness of the importance of chromium picolinate to insulin health has also been of great value to us. The company's chromium-based products address significant markets stemming from insulin health, including obesity, diabetes, heart health and depression," added Intelkofer.

"We are complementing our direct retail distribution with continuing attention to our ingredient business for immediate cash generation and with continuing work on our patented compounds and uses. We think that the distribution channels with retailers and the relationships that we are developing with health related professionals will position us well for these potential product extensions," concluded Intlekofer.


ABOUT NUTRITION 21
------------------

Nutrition 21 is a nutritional bioscience company and the maker of chromium-based supplements with health benefits substantiated by clinical research. The company markets Chromax(R) chromium picolinate, http://www.chromax.com/, which is the most-studied form of the essential mineral chromium. Nutrition 21 also developed Diachrome(R), http://www.diachrome.com/ . Nutrition 21 holds 36 patents for nutrition products and uses, 27 of which are for chromium compounds and their uses. More information is available at www.nutrition21.com.

SAFE HARBOR PROVISION
---------------------


This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2005 and subsequent reports on Form 10-Q. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.



                             FINANCIAL TABLES FOLLOW

                               NUTRITION 21, INC.

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                          December 31, 2005           June 30, 2005
                                                          -----------------           -------------
ASSETS

Current Assets
            Cash, cash equivalents and short-term
            investments                                           $6,911                    $8,675

            Restricted cash                                      -------                     1,225
            Accounts receivable, net                                 717                       779
         Other receivables                                           153                       279
         Inventories                                                 487                       582
         Prepaid expense and other current assets                    511                       390
                                                                     ---                       ---
Total Current Assets                                               8,779                    11,930

Property and equipment, net                                          169                       249
Patents, trademarks, and other intangibles, net                    6,158                     7,013
Other assets                                                         500                       488
                                                                     ---                       ---
Total Assets                                                     $15,606                   $19,680
                                                                 =======                   =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Accounts payable and accrued expenses                    $3,008                    $3,929
 Series I convertible preferred stock                              5,801                     5,324
                                                                   -----                     -----
Total Liabilities                                                  8,809                     9,253
                                                                   -----                     -----

Stockholders' Equity                                               6,797                    10,427
                                                                   -----                    ------
Total Liabilities and Stockholders' Equity                       $15,606                   $19,680
                                                                 =======                   =======

                               NUTRITION 21, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)


                                                 Three Months Ended        Six Months Ended
                                                    December 31,             December 31,
                                                    ------------             ------------


                                                   2005        2004        2005        2004
                                                   ----        ----        ----        ----
Net Sales                                         $1,978      $2,642      $5,528      $5,312
Other Revenues                                       121       1,011         172       1,082
                                                --------    --------    --------    --------
Total Revenues                                     2,099       3,653       5,700       6,394

Cost of Revenues                                     651         674       1,276       1,286
Selling, General and Administrative
Expenses                                           3,153       2,225       5,925       4,383
Research and Development Expenses                    420         505         828       1,114
Depreciation and Amortization                        575         548       1,136       1,131
Interest Expense (Income), net                       398         (17)        771         (15)
                                                --------    --------    --------    --------
Loss before Income Taxes                          (3,098)       (282)     (4,236)     (1,505)
Income Taxes                                           5           5           5           9
                                                --------    --------    --------    --------
Net Loss                                         $(3,103)      $(287)    $(4,241)    $(1,514)
                                                ========    ========    ========    ========
Basic and diluted Loss Per Share                  $(0.08)     $(0.01)     $(0.11)     $(0.04)
                                                ========    ========    ========    ========
Weighted Average Number of Common
Shares-Basic and Diluted                          38,490      37,992      38,360      37,992
                                                ========    ========    ========    ========